Exhibit 10.18

Agreement for the Purchase and Sale of Future Receipts

AGREEMENT FOR THE PURCHASE AND SALE OF FUTURE RECEIPTS TERMS AND CONDITIONS

Seller's Legal Name:	PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION		
D/B/A	PCT CORP | PARADIGM CONVERGENCE TECHNOLOGIES | PARADIGM CONVERGENCE TECHNOLOGIES CORP		
(hereinafter, "Seller")			
Form of Business Entity:	Corporation		
Street Address:	4235 COMMERCE ST, LITTLE RIVER, SOUTH CAROLINA, 29566		
Mailing Address:	4235 COMMERCE ST, LITTLE RIVER, SOUTH CAROLINA, 29566		
Owner/Guarantor of Performance Address:	18781 CHILLICOTHE RD, CHAGRIN FALLS, OHIO, 44023		
Primary Contact Name:	GARY J GRIECO	Title:	OWNER
Date Business Started:	1/1/2016	Federal Tax ID Number:	455442199
Email:	ggrieco1@aol.com		
Average Monthly Sales:	$261,740.66	Annual Sales:	$3,140,887.92
Legal Name of Business Bank Account:		PARADIGM CONVERGENCE TECHNOLOGIES CORP	
Legal Name of Credit Card Processor:		bank of aetrica	

Effective 11/2/2020 (the "Effective Date"), Seller hereby sells, assigns and transfers to DMKA LLC dba The Smarter Merchant, located at 345 7th avenue, New York, NY 10011 ("Buyer"), without recourse, the Specified Percentage of the proceeds of each future sale made by Seller (collectively "Future Receipts") until Buyer collects the Purchased Amount. "Future Receipts" includes, without limitation, all payments made in cash or by check, ACH or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to, collectively, as a "Payment Card") or other form of monetary payment in the ordinary course of Seller's business. In exchange for Buyer's Future Receipts totaling the Purchased Amount, Buyer will deliver to Seller the Purchase Price (below) minus any Origination Fee (below). Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer. Based upon Seller's calculations and experience in operating its business, Seller is confident that the Purchase Price paid by Buyer in exchange for the Purchased Amount of Future Receipts will be used in a manner that will benefit Seller's current and future business operations.

Buyer, Seller and Guarantor(s) may at times be referred to, individually, as a "Party," and, collectively, as the "Parties". The Personal Guaranty of Performance by Guarantor(s) is attached hereto as Exhibit "A".

Purchase Amount	$126,000.00		
Purchase Price	$90,000.00	Origination Fee (if applicable)	$3,650.00
Average Monthly Sales	$261,740.66	Specified Percentage	8.83%
Daily Amount	$1,050.00	*(i.e., (Average Monthly Sales times Specified Percentage) divided by Average Business Days in a Calendar Month, which shall be deemed to be 22 days for purposes of calculation)*	

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1. Delivery of Purchased Amount. Seller must (a) deposit all Future Receipts into one bank account, which must be pre-approved by Buyer (the "Account"); and (b) instruct Seller's sole and only credit card processor, which must be approved by Buyer (the "Processor"), to deposit all Payment Card receipts of Seller into the Account. Seller agrees that it will not change the Account, add any additional accounts of any type whatsoever, or change the Processor without the express written consent of Buyer. Seller shall provide Buyer with all information required to access the Account, whether through the internet via required access codes or otherwise (collectively, "Account Access Information"), and agrees not to change the Account Access Information without prior written consent from Buyer. In the event that any of the Account Access Information changes for any reason whatsoever, Seller shall provide the new Account Access Information to Buyer within 1 (one) business day in writing.

2. ACH.

2.1 Authorization of ACH. Seller shall execute an agreement for Automated Clearing House Transactions for Direct Deposits and Direct Collections ("Authorization of ACH") acceptable to Buyer to authorize the use of the Automated Clearinghouse System ("ACH") to retrieve the Daily Amount from the Account. Irrespective of the Account Access Information above, Seller shall provide Buyer and/or its authorized agent(s) with all of the information, authorizations and passwords necessary to verify Seller's receivables and receipts, deposits and withdrawals, into, and from, the Account. Seller hereby authorizes Buyer and/or its agent(s) to deduct from the Account the Purchased Amount, and any other amounts owed by Seller to Buyer as specified herein, and to pay such amounts to Buyer. If an ACH transaction is rejected by Seller's financial institution for any reason other than a stop payment order placed by Seller with its financial institution (which is an event of default under this Agreement), including, without limitation, for insufficient funds, Seller agrees that Purchaser may resubmit any ACH transaction that is dishonored, as permitted under the Rules and Operating Guidelines of NACHA (formerly known as the National Automated Clearing House Association). In the event that Buyer makes an error in processing any payment or credit, Seller authorizes Buyer to initiate ACH entries to or from the Account to correct the error. These authorizations apply not only to the approved Account, but also to any subsequent or alternate account used by the Seller for these deposits, whether approved by Buyer or not. This additional authorization is not a waiver of Buyer's right to declare Seller in default if Seller uses an account that Buyer did not preapprove in writing. Seller understands that the foregoing Authorization of ACH is a fundamental condition to induce Buyer to enter into the Agreement. Consequently, such authorization is intended to be irrevocable. The Authorization of ACH is attached hereto as Exhibit "B".

2.2 Seller's Responsibility To Ensure Adequate Funds, Or To Provide Notice Otherwise. Seller understands that it is responsible either for (a) ensuring that the Daily Amount is available in the Account each business day, or (b) advising Buyer prior to each daily withdrawal of a shortage of funds. Otherwise, Seller will be responsible for any fees incurred by Buyer resulting from a rejected electronic check or ACH debit attempt, as set forth on Appendix 1. Seller expressly recognizes that Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer's debiting any amount authorized under the terms of this Agreement.

2.3 Buyer's Rights Should Seller Change Account Or ACH Authorization. In the event that Seller changes, or permits changes, to the Account or the ACH authorization approved by the Buyer, or adds any additional bank accounts, Buyer shall have the right, without waiving any of its rights and remedies otherwise available to it under this Agreement, and without notice to Seller, to notify the bank where any such additional bank accounts are located related to this Agreement, and to direct such new or additional bank to remit to Buyer all or any portion of the amounts received by such bank. Seller hereby grants to Buyer an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints the Buyer or any of Buyer's representatives as Seller's attorney in fact, empowered to take any and all action necessary to direct such new or additional bank to remit to Buyer amounts received by such bank.

3. Indemnification. Seller indemnifies and holds harmless Seller's Processor, and its officers, directors, shareholders, managing members, employees and other agents against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred by Processor resulting from (a) claims asserted by Buyer for monies owed to Buyer from Seller; and (b) actions taken by Processor in reliance upon any fraudulent, misleading or deceptive information or instructions provided by Seller.

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4. Publicity. Seller hereby authorizes Buyer to use its name in listings of clients, and in advertising and marketing materials.

5. Confidentiality. The terms and conditions of this Agreement are proprietary and confidential unless otherwise stated in this Agreement or prohibited by law. Seller shall not disclose this information to anyone other than its attorney, accountant or similar service provider, and then only to the extent such person (a) uses the information solely for purpose of advising Seller, and (b) first agrees in writing to be bound by the terms of this Section. A breach of this section entitles Buyer to damages and legal fees, as well as a temporary restraining order and preliminary injunction without bond.

6. Doing Business As, d/b/a, a/k/a. Seller acknowledges and agrees that Buyer may be using “doing business as” or “d/b/a” or “a/k/a” names in connection with various matters relating to the transaction between the Buyer and Seller, including the filing of UCC-1 financing statements and other notices or filings.

7. Seller May Request Changes to the Daily Amount (IMPORTANT PROTECTION FOR SELLER/RECONCILIATION). The Daily Amount is intended by Seller to represent the Specified Percentage of Seller’s daily Future Receipts. For as long as no Event of Default (as defined in this Agreement) has already occurred, once each calendar month (but in no event after the fifth of each month), Seller may request (an “Adjustment Request”) that Buyer reconcile Seller’s actual receipts during the preceding calendar month by either crediting or debiting the difference back to or from the Account such that the amount that Buyer debited during the preceding calendar month shall be reconciled to equal the Specified Percentage of Future Receipts that Seller actually collected during the preceding calendar month. The Adjustment Request shall (a) be in writing; (b) include a copy of all of the Seller’s bank statements (from any bank account whatsoever) for the preceding calendar month in issue, irrespective of the Account Access Information; and (c) be sent via overnight courier, with tracking information, to the following address: The Smarter Merchant 345 7th Avenue, New York, NY 10011. It is the sole responsibility of Seller to send the complete bank statements and written Adjustment Request. Seller’s failure to send the Adjustment Request, with all required information, by the fifth day of the calendar month shall constitute Seller’s waiver of any right to the reconciliation of the Seller’s actual receipts during the preceding calendar month. Seller agrees to provide Buyer any information requested by Buyer to assist in this reconciliation. Upon reasonable verification of such information, Buyer shall adjust the Daily Amount on a going-forward basis, whether upward or downward, to more closely reflect the Seller’s actual Future Receipts. Buyer may request that Seller provide Buyer with updated information from time to time, including, without limitation, all bank information and/or financials to determine whether the Daily Amount should be adjusted on a going-forward basis, whether upward or downward, to more closely reflect the Seller’s actual Future Receipts. SELLER RECOGNIZES AND AGREES THAT IT IS ITS SOLE RESPONSIBILITY TO MAKE AN ADJUSTMENT REQUEST, AND THAT, IN THE EVENT THAT SELLER FAILS TO MAKE AN ADJUSTMENT REQUEST AS SET FORTH IN THIS SECTION, SELLER WAIVES ANY ARGUMENT THAT THE DAILY AMOUNT WAS TOO HIGH FOR A GIVEN PERIOD.

Notwithstanding anything to the contrary in this Agreement, or any other agreement between Seller and Buyer, upon the occurrence of an Event of Default (as defined in this Agreement), the Specified Percentage shall equal 100%, and the full outstanding Purchased Amount pro rata based on whether the full Purchase Price is sent to the Seller as per Addendum #1, plus all fees, including, without limitation, Origination Fees, reasonable attorney’s fees, costs and expenses, if any, and those fees listed on Appendix “1,” shall be due to Buyer immediately.

8. Fees and Charges. Other than the Origination Fee, if any, set forth above, Buyer is NOT CHARGING ANY OTHER ORIGINATION OR BROKER FEES to Seller. A list of all other fees and charges applicable under this Agreement is contained in Appendix “1.” If Seller is charged any other fee whatsoever, it is not being charged by Buyer.

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9. Credit Report and Other Authorizations. Seller and each of the Owners signing this Agreement authorize Buyer, its agents and representatives, and any credit reporting agency engaged by Buyer, to (a) investigate (i) any references given, or (ii) any other statements or data obtained from or about Seller or any of its Owners, for the purpose of this Agreement; (b) obtain consumer and business credit reports on the Seller and any of its Owners; and (c) to contact personal and business references provided by the Seller in the Application, (i) at any time now or for so long as Seller and/or Owners continue to have any obligation owed to Buyer as a consequence of this Agreement, or (ii) for Buyer's ability to determine Seller's eligibility to enter into any future agreement with Buyer. The foregoing shall apply for as long as Seller and/or Owners continue to have any obligation owed to Buyer as a consequence of this Agreement, or for Buyer's ability to determine Seller's eligibility to enter into future agreements with Buyer.

10. Authorization to Contact Current and Prior Banks. Seller hereby authorizes Buyer to contact any current or prior bank of the Seller to obtain whatever information Buyer may require regarding Seller's transactions with any such bank. Such information may include, without limitation, information necessary to verify the amount of business receipts previously processed on behalf of Seller, and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collections purposes, and to confirm that Seller is exclusively using the Account identified above, or any other account approved by Buyer, for the deposit of all business receipts.

11. Financial Information. Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, bank or financial statements, tax returns, etc., as Buyer deems necessary in its sole discretion prior to, or at any time after, the execution of this Agreement. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate. Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by, or on behalf of, Buyer, as permitted by this Agreement, or any disclosure of information as permitted by this Agreement.

12. Transactional History. Seller authorizes all of its banks and brokers and Payment Card processors to provide Buyer with Seller's banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections purposes upon an Event of Default.

13. Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the Uniform Commercial Code ("UCC") in order to give notice that the Purchased Amount of Future Receipts is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale, and not an assignment for security, and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer's right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

14. Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees, or other charges, due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

15. Representations, Warranties and Covenants of Seller.

15. 1 Good Faith, Best Efforts and Due Diligence. Seller will conduct its business in good faith, and will use its best efforts to continue its business at least at its current level, to ensure that Buyer obtains the Purchased Amount.

15. 2 Stacking Prohibited. Seller has not entered, and shall not enter, into any merchant cash advance or any loan or other agreement that relates to, or involves, its Future Receipts with any party other than Buyer for the duration of this Agreement. Buyer may share information regarding this Agreement with any third party to determine whether Seller is in compliance with this provision. Notwithstanding the foregoing, Seller has good, complete, unencumbered and marketable title to all Future Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever, or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of, Buyer.

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15.3 Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and any future statements that will be furnished to Buyer, fairly represent the financial condition of Seller at such dates, and Seller will notify Buyer immediately if there are (a) material adverse changes, financial or otherwise, in the condition or operation of Seller; or (b) any changes in the ownership of Seller. Buyer may request statements at any time during the performance of this Agreement, and Seller shall provide them to Buyer within five business days of such request. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller's financial condition and results of operations. Seller further agrees to authorize the release of any past or future tax returns to Seller.

15.4 Governmental Approvals. Seller (a) is in compliance, and shall continue to comply, with all laws; and (b) has valid permits, authorizations and licenses to own, operate and lease its properties, and to conduct the business in which it is presently engaged and/or will engage in hereafter.

15.5 Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller's businesses under any name other than as disclosed to Buyer, or change any of its places of business without prior written consent of Buyer. Seller will not sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (a) the express prior written consent of Buyer, and (b) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement, pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, Seller has no current plans to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporarily basis for renovations, repairs, or any other purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer not less than ten business days' notice to the extent practicable.

15.6 No Pending or Contemplated Bankruptcy. As of the Effective Date, Seller is not insolvent and does not contemplate filing, and has not filed, any petition for bankruptcy protection under Title 11 of the United States Code, and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with any attorneys or other professionals concerning a potential bankruptcy filing within six months preceding the Effective Date of this Agreement. Seller further warrants that it does not anticipate filing a bankruptcy petition, and it does not anticipate that an involuntary petition will be filed against it.

15.7 Seller to Maintain Liability Insurance. Seller will possess and maintain insurance in such amounts, and against such risks, as are necessary to protect its business, and will provide proof of such insurance to Buyer upon demand.

15.8 Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes, including, without limitation, employment and sales and use taxes.

15.9 No Violation of Prior Agreements. Seller's execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, or law or regulation to which Seller is subject, including, without limitation, any agreement that prohibits the sale or pledge of Seller's future receipts.

15.10 No Diversion of Receipts. Seller will not permit any event to occur that could cause a diversion of any of Seller's Future Receipts from the Account to any other entity or from Processor to other processor(s).

15.11 Seller's Knowledge and Representation. Seller represents, warrants and agrees that (a) it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; and (b) it was represented by counsel, or had full opportunity to consult with counsel, before executing this Agreement.

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15.12 Authority to Enter Into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, represent and warrant that he or she has full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized, and that this Agreement is not in conflict with any other agreements to which any of the Parties is bound. In the event that Seller makes any argument regarding the authority of the person(s) signing this Agreement on behalf of Seller, such person(s) shall indemnify and hold harmless Buyer from any and all costs and expenses incurred by Buyer with respect to such argument, including, without limitation, reasonable attorney's fees and expenses incurred by Buyer in responding to such arguments (whether successfully or otherwise).

15.13 Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller expressly recognizes and agrees that it is selling a portion of its future revenue stream to Buyer at a discount, and that it is not borrowing money from Buyer. There is no interest rate, no payment schedule, and no time period within which Seller must pay over the Purchased Amount to Buyer. If Future Receipts are remitted more slowly than Buyer may have anticipated or projected because Seller's business has slowed down, or if the full Purchased Amount is never remitted because Seller's business went bankrupt in due course or otherwise ceased operations in the ordinary course of business, and Seller has not otherwise breached this Agreement, Seller would not owe anything to Buyer, and would not be in breach of, or default under, this Agreement. Buyer is buying the Purchased Amount of Future Receipts knowing the risks that Seller's business may slow down or fail, but Buyer assumes these risks based on Seller's representations, warranties and covenants in this Agreement, which are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount of Future Receipts and Seller retains no legal or equitable interest therein. Seller agrees that, in its accounting records and tax returns, it will treat the Purchase Price and Purchased Amount in a manner consistent with a sale. Seller agrees that Buyer is entitled to audit Seller's accounting records upon reasonable Notice in order to verify compliance. Seller waives any rights of privacy, confidentiality or taxpayer privilege in any litigation in which Seller asserts that this transaction is anything other than a sale of future receipts.

15.14 Sharing of Information. Seller hereby authorizes Buyer to share information regarding Seller's performance under this Agreement with affiliates and unaffiliated third parties.

15.15 Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (a) enter, without notice, the premises of Seller's business for the purpose of inspecting and checking Seller's transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller's daily receipts to the Processor, and to ensure that Seller has not violated any other provision of this Agreement; (b) access Seller's employees and records and all other items as requested by Buyer; and (c) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

15.16 Seller to Maintain Business-Interruption Insurance. Seller shall maintain business-interruption insurance naming Buyer as loss payee and additional insured in amounts, and against risks, as are satisfactory to Buyer, and shall provide Buyer proof of such insurance upon request. Seller shall procure such insurance within 10 (ten) days of the Effective Date.

15.17 Changing of Bank/Processor. Seller shall not (a) change its credit card processor or Processor; (b) add terminals; (c) change its financial institutions, bank account(s) or Account; or (d) take any similar action that could have an adverse effect upon Seller's obligations under this Agreement, without Buyer's prior written consent. Any such changes shall be a material breach of this Agreement.

16 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

16.1 Seller interferes with Buyer's right to collect the Daily Amount.

16.2 Seller violates any term, representation, warranty or covenant in this Agreement.

16.3 Seller uses multiple depository accounts without the prior written consent of Buyer.

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16.4 Seller changes its depositing account/Account or its payment card processor/Processor without the prior written consent of Buyer.

16.5 Seller defaults under any of the terms, covenants and conditions of any other agreement with Buyer.

16.6 Seller fails to provide timely notice to Buyer such that in any given calendar month there is one ACH transaction attempted by Buyer that is rejected by Seller's bank for insufficient funds.

16.7 Seller has entered, or enters, into any merchant cash advance or any loan or other agreement, with any party other than Buyer, that relates to, or involves, its Future Receipts for the duration of this Agreement.

16.8 Any representation or warranty made by Seller in this Agreement was incorrect, false or misleading in any material respect when made.

16.9 Seller revokes or modifies the Authorization Agreement for Automated Clearing House Transaction for Direct Deposits (ACH Credits) and Direct Collections (ACH Debits).

17. Remedies. If any Event of Default occurs, Buyer may proceed to protect and enforce its rights, including, without limitation, and without any prior notice to Seller, the following:

17.1 The Specified Percentage shall be deemed to equal 100%, and the full outstanding Purchased Amount pro rata based on whether the full Purchase Price is sent to the Seller as per Addendum #1, plus all fees, including, without limitation, Origination Fees, reasonable attorney's fees, costs and expenses, if any, and those fees listed on Appendix "1," immediately shall be due and payable to Buyer in full, and Buyer shall be entitled to collect same from the Seller.

17.2 Buyer may enforce the provisions of the Personal Guaranty of Performance.

17.3 Buyer may proceed to protect and enforce its rights and remedies by lawsuit. In the event that Buyer recovers a judgment against Seller in any such lawsuit, Seller shall be liable for all of Buyer's costs of the lawsuit, including, without limitation, Buyer's reasonable attorneys' fees, court costs and expenses.

17.4 This Agreement shall be deemed Seller's Assignment of Seller's Lease of Seller's business premises to Buyer. Upon an Event of Default, Buyer may exercise its rights under this Assignment of Lease without prior notice to Seller.

17.5 Buyer may debit Seller's depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Seller's bank account or otherwise for all sums due to Buyer.

17.6 Buyer may notify any of Seller's current, new, additional or other bank accounts, financial accounts or credit card processors to pay over to Buyer any amounts that Buyer is entitled to receive under the terms of this Agreement from all, or any portion, of the amounts received or held by such bank, financial institution or credit card processor for, or on behalf of, the Seller.

17.7 Seller shall pay to Buyer all reasonable costs associated with an Event of Default and the enforcement of same, including, without limitation, all court costs and expenses, reasonable attorney's fees, and collection costs and fees.

17.8 Buyer may pursue any remedy available at law (including those available under the provisions of the UCC, or in equity to collect, enforce, or satisfy any obligations then owing to Buyer, whether by acceleration or otherwise.

All rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

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18. Miscellaneous.

18.1.1 Phone Recordings and Contact.

Seller agrees that any call between Buyer and Seller, and their agents and employees, may be recorded or monitored. Further, Seller agrees that it has an established business relationship with Buyer, its employees and agents.

18.1.2 Seller agrees that (a) it may be contacted from time-to-time regarding this or other business transactions with Buyer; (b) such communications and contacts are not unsolicited or inconvenient; and (c) any such contact may be made to any phone number, email addresses, or facsimile numbers given to Buyer by the Seller, or its agents and employees, including, without limitation, cellular telephones. Such permitted contact includes, without limitation, Buyer and its affiliates, agents and independent contractors contacting Seller at any telephone number (x) Seller provides to Buyer, (y) from which Seller places a call to Buyer, or (z) any telephone number where Buyer believes it may reach Seller, using any means of communication, including, without limitation, calls or text messages to mobile, cellular, wireless or similar devices, or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller incurs charges for receiving such communications. Seller also agrees that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, without limitation, mail, e-mail and facsimile, to contact Seller. Seller expressly consents to conduct business by electronic means.

18.1.3 Seller may opt out of section 18.1.2 above and is not required to agree to same in order to enter into this Agreement. If Seller wishes to opt out of section 18.1.2 above, or if Seller or any Owner wants to change how Buyer contacts them, including with respect to what phone number Buyer may use, please email at support@thesmartermerchant.com, and advise customer service of same.

18.2 Modifications; Agreements. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless contained in writing and signed by Buyer.

18.3 Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount, or delegate its duties hereunder, either in whole or in part, without prior written notice to Seller, and without Seller's consent.

18.4 No Liability. In no event will Buyer be liable for any claims asserted by Seller under any legal theory for (a) lost profits; (b) lost revenues; (c) lost business opportunities; or (d) exemplary, punitive, special, incidental, indirect or consequential damages. Seller expressly waive any and all damages of the types set forth in this section 18.4(a), 18.4(b), 18.4(c) and 18.4(d). In the event that Seller nonetheless seeks such prohibited damages, Seller will be liable for all of Buyer's legal fees and expenses resulting therefrom. Seller hereby waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any (x) investigation undertaken by, or on behalf of, Buyer as permitted by this Agreement; or (z) disclosure of information as permitted by this Agreement.

18.5 Power of Attorney. Seller irrevocably appoints Buyer as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due (a) to Seller from any bank or processor; or (b) in the case of an occurrence of an Event of Default under this Agreement, to Buyer under this Agreement, including, without limitation:

18.5.1 To obtain and adjust insurance.

18.5.2 To collect monies due, or to become due, under this Agreement, or in respect of any of the Purchased Amount.

18.5.3 To receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with sections 18.5.1 or 18.5.2 above.

18.5.4 To sign Seller's name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment direct to Buyer.

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18.5.5 To file any claims or take any action or institute any proceeding against any person or entity that Buyer may deem necessary for the collection of any of the unpaid Purchased Amount, or otherwise to enforce its rights with respect to payment of the Purchased Amount. In connection therewith, all costs expenses and fees, including, without limitation, reasonable legal fees, shall be payable by, and from, Seller, and Buyer is authorized to use Seller's funds to pay for same, Buyer also shall have the right, without waiving any of its rights and remedies, and without notice to Seller, to notify any Credit Card Processor or bank of the Sale of Future Receipts and re-direct the remittance of the daily settlements to an account of Buyer's choosing in order to settle all obligations due to Buyer under this Agreement.

18.6 Litigation.

18.6.1 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

18.6.2 Choice of Forum.

18.6.2.1 Buyer As Plaintiff. In the event that Plaintiff commences a dispute, suit, action, or proceeding of any nature whatsoever against Seller arising out of, or relating to, this Agreement, including, without limitation, the negotiation, breach, termination, enforcement, interpretation or validity of this Agreement (an "Action"), Buyer may commence such Action, in its sole discretion, in any State or Federal court located (a) in New York state; (b) where Seller is organized, physically located or maintains assets; (c) where any Owner is organized, physically located or maintains assets; or (d) where any Guarantor is organized, physically located or maintains assets (collectively, "Buyer Chosen Forums"). Seller expressly submits to the personal jurisdiction of the Buyer Chosen Forums, and Seller expressly waives any and all defenses to the exercise of personal jurisdiction over it by any such Buyer Chosen Forums. Seller expressly waives any objection to laying venue in such Buyer Chosen Forums, including, without limitation, any objection based on the convenience of such forum or otherwise. Seller understands and agrees that (i) Buyer is located in New York; (ii) Buyer makes all decisions from Buyer's office in New York; (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller's signed Agreement in New York; and (iv) Seller's payments are not accepted until received by Buyer in New York. IN THE EVENT THE BUYER, IN ITS SOLE DISCRETION, COMMENCES A SUIT OR ACTION IN A JURISDICTION OTHER THAN IN A STATE COURT OF THE STATE OF NEW YORK, AND TO THE EXTENT OTHERWISE PERMITTED BY THE LAW OF SUCH OTHER JURISDICTION, SELLER AGREES THAT BUYER MAY SERVE IT WITH PROCESS BY CERTIFED MAIL, RETURN RECEIPT REQUESTED, TO THE MAILING ADDRESS(ES) LISTED ON PAGE 1 OF THIS AGREEMENT, AND THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND PROPER SERVICE.

18.6.2.2 Seller As Plaintiff. In the event that Seller commences an Action against Buyer, Seller must commence such Action only in the State or Federal court located in the State of New York, County of New York ("New York County"). In the event that Seller commences an Action outside of New York County, Seller (a) waives any right to oppose any motion or application made by Buyer to dismiss such action, and/or to transfer such Action to an appropriate court sitting in New York County; and (b) agrees to pay Buyer its costs and expenses, including, without limitation, reasonable attorney's fees, incurred in connection with Buyer's efforts to dismiss or transfer such action. Seller understands and agrees that (i) Buyer is located in New York; (ii) Buyer makes all decisions from Buyer's office in New York; (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller's signed Agreement in New York; and (iv) Seller's payments are not accepted until received by Buyer in New York.

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18.6.2.3 SERVICE OF PROCESS. IN ADDITION TO THE METHODS OF SERVICE ALLOWED BY THE NEW YORK STATE CIVIL PRACTICE LAW & RULES ("CPLR"), SELLER HEREBY CONSENTS, IN THE EVENT OF DEFAULT HEREUNDER, TO SERVICE OF PROCESS UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS(ES)LISTED ON PAGE ONE (1) OF THIS AGREEMENT. SERVICE HEREUNDER SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER SELLER DEPOSITS SAID MAILING INTO A USPS DEPOSITORY UNDER THE EXCLUSIVE CUSTODY AND CONTROL OF THE UNITED STATES POSTAL SERVICE. SELLER MUST PROMPTLY NOTIFY BUYER, IN WRITING, OF EACH AND EVERY CHANGE OF ADDRESS TO WHICH SERVICE OF PROCESS SHALL BE MADE. SERVICE OF PROCESS BY BUYER TO THE LAST KNOWN SELLER'S ADDRESS SHALL BE SUFFICIENT. SELLER WILL HAVE THIRTY (30) CALENDAR DAYS FROM THE DATE OF DELIVERY (OR ATTEMPTED DELIVERY) OF THE SERVICE OF PROCESS HEREUNDER IN WHICH TO RESPOND. FURTHERMORE, SELLER EXPRESSLY CONSENTS THAT ANY AND ALL NOTICE(S), DEMAND(S), REQUEST(S) OR OTHER COMMUNICATION(S) UNDER AND PURSUANT TO THIS AGREEMENT SHALL BE DELIVERED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

18.6.3 JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO, THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND THAT EACH PARTY CONSULTED WITH INDEPENDENT COUNSEL OF THEIR CHOOSING, OR HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR CHOOSING, ABOUT THE RAMIFICATIONS OF THIS JURY WAIVER.

18.6.4 CLASS ACTION WAIVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY LITIGATION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (A) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (B) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

18.6.5 Attorney's Fees, Costs and Expenses. In the event that Buyer is the prevailing party in any Action, Buyer shall be awarded its reasonable attorney's fees, costs and expenses, including, without limitation, any such fees, costs and expenses incurred on appeal. Furthermore, this provision shall not be merged into any judgment related to this Agreement, but shall survive the same, and shall be binding and conclusive on Seller for all time. Reasonable post-judgment attorney's fees, costs and expenses related to the enforcement of such judgment shall be recoverable hereunder in the same or separate actions. **In addition to the foregoing**, even if Seller is determined to be the prevailing party in any Action, in the event that Seller makes the arguments prohibited by sections 15.12 and/or 18.6.2, above, Buyer shall recover its reasonable attorney's fees, costs and expenses related to such prohibited arguments.

18.7 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all obligations under this Agreement shall have been satisfied in full.

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18.8 Interpretation. The Parties have been, or have had the opportunity to be, represented by independent counsel of their own choice throughout the negotiations that preceded execution of this Agreement. The Parties agree that, in interpreting any issues that may arise in connection with the construction of this Agreement, rules of construction related to who prepared this Agreement shall be inapplicable, each party having contributed, or having had the opportunity to contribute, to clarify any issue.

18.9 Headings. The titles of the various sections are intended solely for convenience or reference, and are not intended, and shall not be deemed, for any purpose whatsoever to modify, explain, or place any construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

18.10 Electronic Signatures. Seller agrees to use electronic records and electronic signatures to document this Agreement. Seller's electronic signatures on electronic records will have the same effect as signatures on paper documents. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Buyer may designate one authoritative copy of this Agreement. If Buyer does so, the authoritative copy will be the electronic copy in a document management system Buyer designates for storing authoritative copies. Buyer may convert the authoritative copy to a paper original, designating as such.

18.11 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Seller, Buyer and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder, or any interest herein, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion.

18.12 Agreement of Seller: By signing below, Seller agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages (i.e., Appendix 1, Exhibit A and Exhibit B), and further agrees that this transaction is for business purposes and not for personal, family, or household purposes.

18.13 Entire Agreement and Severability. This Agreement, including Appendix 1, the Personal Guaranty of Performance annexed as Exhibit A, the Authorization of ACH annexed as Exhibit "B" and Addendum #1 all of which are incorporated herein by reference, constitutes the entire agreement and understanding between the Parties on the subject matter above, and merges all prior discussions and negotiations between the parties. None of the Parties shall be bound by any conditions, definitions, representations, or warranties with respect to the subject matter of this Agreement other than as expressly set forth above. This Agreement supersedes any and all prior similar agreements and amendments, whether oral or written, between the Parties. This Agreement may be amended or modified only by a writing signed by both Parties. Should any provision of this Agreement be declared or be determined to be illegal or invalid, such provision shall be severed and shall be inoperative, and provided that the fundamental terms and conditions of this Agreement remain legal and enforceable, the remainder of this Agreement shall remain operative and binding on the Parties.

WHEREFORE, each Seller below has caused this Agreement to be duly executed as of the Effective Date:

GARY J GRIECO

DocuSigned by:

X Gary J Grieco

F75524B7A032478...

GARY J GRIECO

Its: OWNER

Date 11/3/2020

ANY MISREPRESENTATION MADE BY SELLER OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD, INTENTIONAL MISREPRESENTATION AND/OR UNJUST ENRICHMENT (OR OTHER APPLICABLE LEGAL CLAIM) IN WHICH EVENT BUYER MAY BE ENTITLED TO THE RECOVERY OF NOT ONLY ITS LOSSES, BUT ALSO ALL OF ITS COSTS AND EXPENSES AND ITS REASONABLE LEGAL FEES, LOST PROFITS; LOST REVENUES; LOST BUSINESS OPPORTUNITIES; AND/OR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

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Appendix 1

List of Fees and Charges

The Agreement provides that Seller shall be liable for the following amounts, in addition to the Purchased Amount of Future Receipts:

1. Origination Fee set forth on page one: $3,650.00

2. NSF FEE $35 each before a default is declared.

If an ACH is rejected due to insufficient funds in the designated debit bank account without prior notification to Buyer.

3. ACH/CC Split/Lockbox Program Fee $50.00

The administrative setup and maintenance of these programs is a labor intensive, not automated process, which requires Buyer to pay fees, thus requiring Buyer to charge this fee to cover the costs.

4. Rejected ACH Fee $100.00 per incident

If an ACH is rejected based on any action taken by the Seller to Buyer's specific ACH debit or all ACH debits without prior notification and authorization by Buyer.

5. Bank Change Fee $75.00

When Seller requires a change of bank account to be debited requiring Buyer to change its system.

6. ACH Block on Account $2,500.00

Irrespective of placing the Agreement in default, if Seller places an ACH block on their account preventing Buyer from processing and ACH debit to the Account.

7. Default Fee $2,500.00

As defined in the Agreement, including, without limitation: if Seller changes the bank account or intentionally diverts receivables to another account preventing Buyer from receiving their payments.

8. Stacking Fee $5,000.00

Irrespective of placing Agreement in default, if Seller has entered, or enters, into any merchant cash advance or any loan or other agreement, with any party other than Buyer, that relates to, or involves, its Future Receipts for the duration of this Agreement.

9. All costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

10. All costs of collections, including, without limitation, reasonable attorney's fees and all costs related to the enforcement of any other remedies available to Buyer if the Seller defaults, including without limitation, against the Guarantor(s).

GARY J GRIECO	INDIVIDUAL GUARANTOR FROM EXHIBIT A
DocuSigned by:	DocuSigned by:
X Gary J Grieco	X Gary J Grieco
F75524B7A032478...	F75524B7A032478...
GARY J GRIECO	GARY J GRIECO
Its: OWNER	Its: OWNER
Date: 11/3/2020	Date: 11/3/2020

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PERSONAL GUARANTEE OF PERFORMANCE

This Personal Guaranty of Performance (this "Guaranty") is executed as of 11/2/2020, by GARY J GRIECO "Guarantor", for the benefit of DMKA LLC dba The Smarter Merchant ("Buyer"). Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to them in the Agreement (as hereinafter defined).

1. Pursuant to that Agreement for the Purchase and Sale of Future Receipts (the "Agreement"), dated of even date herewith, between Buyer and PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION ("Seller"), Buyer has purchased Future Receipts of Seller.

2. Buyer is not willing to enter into the Agreement unless Guarantor irrevocably, absolutely and unconditionally guarantees to Buyer the prompt and complete performance of all of the obligations of Seller.

3. Guarantor will directly benefit from Buyer and Seller entering into the Agreement.

4. Buyer is buying the Purchased Amount of Future Receipts from Seller knowing the risks that Seller's business may slow down or fail, and Buyer assumes these risks bases on Seller's representations, warranties and covenants in the Agreement, which are designed to give Buyer a reasonable and fair opportunity to receive the benefit of the bargain.

5. As an inducement to Buyer to purchase the Future Receipts identified in the Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor(s) irrevocably, absolutely and unconditionally guarantee(s) to Buyer, Seller's good faith and truthfulness, and Seller's prompt and complete performance of all of the obligations, representations, warranties and covenants made by Seller in the Agreement, as each may be renewed, amended, extended or otherwise modified in accordance with the Agreement.

6. Should there be an Event of Default, as defined in the Agreement, Buyer may seek recovery from Guarantor(s) for all of Buyer's losses and damages, including, without limitation, by enforcement of Buyer's rights under this Personal Guaranty of Performance without first seeking payment from Seller or any other guarantor, or any other guaranty. The foregoing is in addition to all fees on Appendix 1 of the Agreement which Buyer may seek from Guarantor(s) too, as well as reasonable attorney's fees and costs associated with any lawsuit and/or collection arising out of, or related to, the Agreement.

7. Guarantor acknowledges and agrees that the Purchase Price paid by Buyer to Seller in exchange for the Purchased Amount is a purchase of the Purchased Amount, and is not intended to be treated as a loan or financial accommodation from Buyer to Seller. Guarantor specifically acknowledges Buyer is not a lender, bank or credit card processor, and that Buyer has not offered any loans to Seller, and Guarantor expressly waives any claims or defenses of usury in any action arising out of this Guaranty. Guarantor acknowledges the Purchase Price paid to Seller is good and valuable consideration for the sale of the Purchased Amount of Future Receipts.

8. No failure on the part of Buyer to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver, nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise of any other right. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or equity. In the event that Seller fails to perform any obligation under the Agreement, Buyer may enforce its rights under this Guaranty without first seeking to obtain either performance or payment for such default from Seller or any other guarantor.

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9. The Guarantor(s) have been represented by independent counsel of their own choice, or have had the opportunity to be so represented, throughout the negotiations that preceded execution of this Guaranty. The Guarantor(s) agree(s) that, in interpreting any issues that may arise in connection with the construction of this Guaranty, rules of construction related to who prepared this Guaranty shall be inapplicable, Guarantor(s) having contributed, or having had the opportunity to contribute, to clarify any issue.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE AGREEMENT FOR THE PURCHASE AND SALE OF FUTURE RECEIPTS, INCLUDING THE PURCHASE AND SALE OF FUTURE RECEIPTS TERMS AND CONDITIONS, ARE HEREBY INCORPORATED IN, AND MADE A PART OF, THIS PERSONAL GUARANTY OF PERFORMANCE, AND GUARANTOR(S) EXPRESSLY AGREE TO BE BOUND, TO THE SAME EXTENT THAT SELLER IS BOUND, AND AS IF THE TERM "GUARANTOR(S)" IS SUBSTITUTED FOR THE TERM "SELLER," IN THE AGREEMENT.

Guarantor #1

DocuSigned by:

X Gary J Grieco

F75524B7A032478...

Print Name Gary J Grieco

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AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS FOR DIRECT DEPOSITS (ACH CREDITS) AND DIRECT COLECTIONS (ACH DEBITS)

Seller: PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION (hereinafter "Seller")

Buyer: DMKA LLC (hereinafter "Buyer")

Agreement for Purchase and Sale of Future Receipts between Seller and Buyer dated on or about 11/2/2020 (hereinafter " the "Agreement")

This Authorization Agreement for Automated Clearing House Transaction for Direct Deposits (ACH Credits) and Direct Collections (ACH Debits) ("Authorization of ACH") is part of (and incorporated by reference into) the Agreement as defined above. Seller hereby authorizes Buyer to present automated clearing house (ACH) debits to the following checking account in the amount of fees and other payments due to Buyer from Seller under the terms of that Agreement entered into between Seller and Buyer, as it may be amended, supplemented or replaced from time to time. Disbursement of Purchase Price. By signing below, Seller authorizes Buyer, after electing to purchase the Purchased Amount, to disburse the Purchase Price (less any applicable fees) set forth in the Agreement, or to disburse other amounts due to Seller under the Agreement, by initiating an ACH credit to the designated bank account below. Collection of Funds Arising from Future Receipts. By signing below, Seller authorizes Buyer to collect amounts Buyer is entitled to receive under the Agreement by initiating ACH debits to the designated bank account below as follows: For the amount of $1,050.00 (or) percentage of each banking deposit 8.83%. By signing below, Seller also authorizes Buyer to initiate additional entries (debits and credits) to correct any erroneous transfers. In addition, if an Event of Default (as defined in the Agreement) occurs, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement. Seller agrees to be bound by the Rules and Operating Guidelines of NACHA and represents and warrants that the designated account below is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller authorizes Buyer to contact Seller's financial institution to obtain available funds information and/or to verify any information Seller has provided about the designated checking account and to correct any missing, erroneous or out-of-date information. Seller understands and agrees that any revocation or attempted revocation of this Authorization of ACH will constitute an Event of Default under the Agreement. In the event that Seller closes the designated checking account, or the designated checking account has insufficient funds for any ACH transaction under this Authorization of ACH, Seller authorizes Buyer to contact Seller's financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller's financial institution, and to initiate ACH transactions under this Authorization of ACH to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to take action in Seller's name to facilitate this authorization.

Transfer Funds To/From:	Name of Bank:	BANK OF AMERICA
	ABA Transit/Routing #:	053904483
	Checking Account #:	223019631360

This Authorization of ACH is to remain in full force and effect until all amounts due to Buyer under the Agreement have been paid in full, in such time and in such manner as to afford Buyer a reasonable opportunity to act on it and Buyer has received written notification of the foregoing at 345 7th Avenue, New York, NY 10011.

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The individual signing below on behalf of Seller certified that he/she is authorized signer on the designated bank account above. Seller will not dispute any ACH transaction initiated pursuant to this Authorization of ACH, provided transactions corresponds to the terms of this Authorization of ACH. Seller requests the financial institution that holds the designated bank account to honor all ACH entries initiated in accordance with this Authorization of ACH.

Seller Information:

Seller's Name: GARY J GRIECO

Signature of Authorized Representative:

DocuSigned by:

X Gary J Grieco

F75524B7A032478...

Print Name: Gary J Grieco

Title: OWNER

Seller's Tax ID: 455442199

Date: 11/3/2020

[Attached Voided Check Here]

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